UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            June 26, 1998
                                                   -----------------------------

                         THE BLACK & DECKER CORPORATION
             (Exact name of registrant as specified in its charter)

       Maryland                      1-1553                    52-0248090
(State of Incorporation)     (Commission File Number)    (I.R.S. Employer
                                                          Identification Number)

           Towson, Maryland                                             21286
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:                 410-716-3900

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS
On June 26, 1998, the Corporation announced that it has closed on the sale of its household products business in North America and Latin America, excluding Brazil, to Windmere-Durable Holdings, Inc. for $315 million. Transfer of the household products manufacturing operations in Mexico will occur upon receipt of final regulatory approval. A portion of the proceeds of the sale relating to the Mexican operations has been escrowed pending such approval. The Corporation will retain its lighting and cleaning products, which include the Dustbuster(R) cordless vacuum. Attached to this Current Report on Form 8-K as Exhibit 99(a) is a copy of the Corporation's related press release dated June 26, 1998.
         On June 29, 1998, the Corporation announced that it has signed a definitive agreement with an affiliate of Cornerstone Equity Investors, LLC to recapitalize its recreational products business, True Temper Sports. In connection with the transaction, the Corporation will receive $202.7 million in cash and retain approximately 6% of preferred and common stock valued at approximately $4 million. Attached to this Current Report on Form 8-K as Exhibit 99(b) is a copy of the Corporation's related press release dated June 29, 1998.

FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K includes statements that constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and that are intended to come within the safe harbor protection provided by those sections. By their nature, all forward looking statements involve risk and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements for a number of reasons, including but not limited to: market acceptance of the new products introduced in 1997 and 1998 and scheduled for introduction in 1998; the level of sales generated from these new products relative to expectations, based on the existing investments in productive capacity and commitments of the Corporation to fund advertising and product promotions in connection with the introduction of these new products; the ability of the Corporation and its suppliers to meet scheduled timetables of new product introductions; unforeseen competitive pressure or other difficulty in maintaining mutually beneficial relationships with key distributors or penetrating new channels of distribution; adverse changes in currency exchange rates or raw material commodity prices, both in absolute terms and relative to competitors' risk profiles; delays in or unanticipated inefficiencies resulting from manufacturing and administrative reorganization actions in progress or contemplated by the strategic repositioning described in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, and updated in Corporation's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998; and the continuation of modest economic growth in the United States and Europe and gradual improvement in the economic environment in Asia.
         In addition to the foregoing, the Corporation's ability to realize the anticipated benefits during 1998 and in the future of the restructuring actions undertaken in 1998 is dependent upon current market conditions, as well as the timing and effectiveness of the relocation or consolidation of production and administrative processes. The ability to realize the benefits



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inherent  in the  balance  of the  restructuring  actions  is  dependent  on the selection and implementation of economically viable projects in addition to the restructuring actions taken to date. The ability to achieve certain sales and profitability targets and cash flow projections also is dependent upon the Corporation's ability to identify appropriate selected acquisitions that are complementary to the repositioned business units at acquisition prices that are consistent with these objectives.
         There can be no assurance that the Corporation will consummate the sales of the recreational products business, the glass container-forming and inspection equipment business, and the household products business in Mexico and Brazil. Further, the Corporation's ability to realize the aggregate net proceeds from the sales of such businesses in excess of $500 million is dependent upon the following factors: (i) with respect to the sale of the household products business (excluding certain assets associated with the Corporation's lighting and cleaning products) in Mexico and with respect to the recapitalization of the recreational products business, the Corporation's receipt of regulatory and other necessary approvals; and (ii) with respect to the sales of the household products business (excluding certain assets associated with the Corporation's lighting and cleaning products) in Brazil and the glass container-forming and inspection equipment business, market conditions at the time of these sales.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         Exhibit 99(a) Press Release of the Corporation dated June 26, 1998.

         Exhibit 99(b) Press Release of the Corporation dated June 29, 1998.


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                         THE BLACK & DECKER CORPORATION

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE BLACK & DECKER CORPORATION


                                            By /s/ THOMAS M. SCHOEWE
                                               Thomas M. Schoewe
                                               Senior Vice President and Chief
                                               Financial Officer